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                                                                   EXHIBIT 23.6

                        CONSENT OF INDEPENDENT AUDITORS

The Board of Directors/Partners
AmHealth Corporation and its
 Related Health Care Entities:

  We consent to the use of our report included herein on the combined financial statements of AmHealth Corporation and its related health care entities as of December 31, 1994 and for the year then ended. We also consent to the references to our firm under the heading "Experts" in the Prospectus.

                                          Long, Chilton, Payte & Hardin, LLP
                                          Certified Public Accountants

McAllen, Texas
November 1, 1996